SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BANGOR HYDRO ELEC CO

                    GAMCO INVESTORS, INC.
                                 1/22/01            1,000            25.7500
                                 1/19/01           11,600            25.7500
                                 1/18/01            8,400            25.7500
                                 1/17/01            2,000            25.6875
                                 1/17/01           11,000            25.7500
                                 1/12/01            1,000            25.5625
                                 1/12/01            3,000            25.5625
                                 1/05/01            1,000-           25.3750
                                 1/04/01            2,000-           25.5000
                                12/01/00           10,000-             *DO
                    GABELLI ASSOCIATES LTD
                                 1/12/01            1,500            25.5341
                    GABELLI FUND, LDC
                                 1/12/01            2,000            25.5341
                    GABELLI ASSOCIATES FUND
                                 1/22/01           10,200            25.7488
                                 1/19/01           10,000            25.7500
                                 1/18/01              600            25.6250
                                 1/17/01            5,500            25.6250
                                 1/12/01            2,000            25.5000
                                 1/12/01            2,000            25.5341
                    GABELLI ADVISERS, INC.
                                 1/16/01              500            25.6250
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 1/22/01           18,000            25.7500
                                 1/12/01            5,000            25.6250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.